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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 31, 2003



                           WHITTIER ENERGY CORPORATION
                        (Formerly Olympic Resources Ltd.)
             (Exact Name of Registrant as Specified in Its Charter)



           Nevada                     0-30598                     200539412
(State or Other Jurisdiction        (Commission                 (IRS Employer
     of Incorporation)              File Number)             Identification No.)



                          3355 WEST ALABAMA, SUITE 950
                              HOUSTON, TEXAS 77098
              (Address of Registrant's Principal Executive Offices)


                                 (713) 850-1880
              (Registrant's telephone number, including area code)

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ITEM 5. Other Events

Olympic Resources Ltd. ("Olympic" or the "Company") announced on December 31, 2003 the completion of its planned corporate restructuring, including a one-for-ten reverse stock split and the merger of Olympic with a newly formed and wholly owned subsidiary of the Company. As a result of the merger, the legal name of the Company has changed to "Whittier Energy Corporation." The Company's common stock will begin trading on a split-adjusted basis on January 2, 2004, under our new ticker symbol "WHIT."

Upon completion of the reverse split, each of the 100,000 outstanding shares of the Company's Series A Preferred Stock automatically converted into six shares of the Company's common stock, resulting in the issuance of an additional 600,000 shares of common stock. The reverse split did not affect the Company's authorized capital stock, which consists of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock. However, as a result of the reverse split and the conversion of the Series A Preferred Stock, there are now approximately 10,046,500 shares of the Company's common stock issued and outstanding. No shares of preferred stock are presently outstanding.

After completion of the reverse split, the Company immediately merged into Whittier Energy Corporation, a wholly owned subsidiary of the Company that was formed for the purpose of the merger. As a result, the name of the Company is now "Whittier Energy Corporation" and our state of incorporation has changed from Wyoming to Nevada. The officers and directors of Olympic immediately prior to the merger will continue to serve as officers and directors of Whittier Energy Corporation. No material changes to the Company's operations have occurred as a result of the merger.

The Company's shareholders will receive one share of common stock of Whittier Energy Corporation for each outstanding share of their Olympic common stock. All fractional shares of the Company's common stock resulting from the reverse stock split will be rounded up to the nearest whole common share. Any Stockholders who hold their shares in brokerage accounts or "street name" will not be required to take any action to effect the exchange of their shares. However, stockholders of record who hold share certificates will receive a letter of transmittal requesting that they surrender their old stock certificates in Olympic for new stock certificates of Whittier Energy Corporation, reflecting an adjusted number of shares as a result of the reverse stock split. Pacific Corporate Trust Company, the Company's transfer agent, will act as the exchange agent for purposes of implementing the exchange of stock certificates.

Whittier Energy Corporation, formerly Olympic Resources, is an independent oil and gas exploration and production company headquartered in Houston, Texas, with operations in Texas and Louisiana. Whittier Energy Corporation also holds non-operated interests in fields located in the Gulf Coast, Oklahoma, Wyoming and California.

Forward-Looking Statements: Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Whittier Energy Corporation cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward-looking statements are found in the Company's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

A copy of Whittier Energy Corporation's press release issued on December 31, 2003 is attached as Exhibit 99.1 to this Form 8-K.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits.


Number         Exhibit
------         -------

3.1* Articles of Incorporation, dated November 13, 2003, for Whittier Energy Corporation.

3.2*           Corporate Bylaws, dated November 13, 2003, for Whittier Energy
               Corporation.

99.1*          Press release issued by Whittier Energy Corporation on December
               31, 2003.

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* Filed Herewith


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             WHITTIER ENERGY CORPORATION



Date:  January 2, 2004


                                             By: /s/ Michael B. Young
                                             -----------------------------------
                                             Michael B. Young
                                             Chief Financial Officer
                                             (Principal Financial and Accounting
                                             Officer)